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                                                                      Exhibit 10
                             Gradison Division
                     McDonald & Company Securities, Inc.
                            580 Walnut Street
                         Cincinnati, Ohio 45202
                             (513) 579-5076

                            January 20, 1998

Gradison Cash Reserves Trust
580 Walnut Street
Cincinnati, Ohio 45202

Dear Sir or Madam:

Reference is made to the Post-Effective Amendment to the registration statement, to be filed with the Securities & Exchange Commission with respect to the shares of beneficial interest, $.01 per share par value to be offered for sale by Gradison Cash Reserves Trust (the "Trust") such shares are hereinafter referred to as the "Shares".

I wish to advise you that I have reviewed the Trust's Declaration of Trust, its By-Laws, the record of proceeding of its shareholders and trustees from the date of its organization until the present time, and such other documents and questions of law as I deem necessary for the purpose of this opinion.

Based upon the foregoing, I am of the opinion that the Trust has authority to issue the Shares and that, assuming such Shares are issued pursuant to the terms, provisions and conditions set forth in the then current Registration Statement of the Trust, under the Securities Act of 1933, as amended, (Registration No. 2-55297), the Shares will be validly issued, fully paid and nonassessable.

                               Respectfully submitted,
                               |S| Richard M. Wachterman
                               Richard M. Wachterman
                               General Counsel